UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACWEST BANCORP
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	33-0885320 (I.R.S. Employer Identification Number)
9701 WILSHIRE BLVD., SUITE 700
BEVERLY HILLS, CA 90212
(310) 887-8500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NATASHA R. LUDDINGTON
9701 WILSHIRE BLVD., SUITE 700
BEVERLY HILLS, CA 90212
(310) 887-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
PATRICK S. BROWN
SULLIVAN & CROMWELL LLP
1888 CENTURY PARK EAST
LOS ANGELES, CALIFORNIA 90067-1725
(310) 712-6600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock
Preferred Stock
Depositary Shares(3)
Debt Securities(4)
Purchase Contracts(5)
Warrants(6)
Rights(7)
Units(8)
Total	$	$	$	$

(1)
This registration statement covers an indeterminate aggregate number and amount of the securities of each class of securities identified as may from time to time be offered and sold at indeterminate prices by the registrant. The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with offers and sales of securities registered hereunder. The debt securities, preferred stock and warrants may be convertible into, or exercisable or exchangeable for, our common stock or other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are represented by depositary shares or in respect of units consisting of more than one type of security registered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the “Securities Act”), the registrant is deferring payment of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(2)
Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

(4)
May consist of one of more series of senior or subordinated debt securities.

(5)
Each purchase contract may obligate the registrant to sell, and the holder thereof to purchase, an indeterminate number of shares of common stock, preferred stock or other securities registered hereunder.

(6)
Warrants represent rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder.

(7)
Rights will represent rights to purchase shares of common stock, preferred stock or other securities registered hereunder.

(8)
Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

PROSPECTUS
PACWEST BANCORP

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Purchase Contracts
Warrants
Rights
Units
of
PACWEST BANCORP

The securities identified above may be offered and sold from time to time by us in one or more offerings. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.
Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “PACW”.

Investing in our securities involves certain risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See “Risk Factors” on page 1 of this prospectus and our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our securities.
These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are subject to investment risks.
We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
The date of this prospectus is March 1, 2021

We are responsible only for the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. The prospectus does not contain all information included in the registration statement. You may review a copy of the registration statement through the SEC’s website, as described below. Under this shelf registration process, we may offer and sell the securities identified in this prospectus in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information”.
References to “Pacific Western” or the “Bank” refer to Pacific Western Bank together with its wholly-owned subsidiaries. References to “we,” “us,” or the “Company” refer to PacWest Bancorp together with its subsidiaries on a consolidated basis. When we refer to “PacWest” or to the “holding company,” we are referring to PacWest Bancorp, the parent company, on a stand-alone basis.
RISK FACTORS
Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This registration statement and the documents incorporated by reference herein contain certain “forward-looking statements” about PacWest and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our operating expenses, profitability, allowance for credit losses, net interest margin, net interest income, deposit growth, loan and lease portfolio growth and production, acquisitions, maintaining capital adequacy, liquidity, goodwill, and interest rate risk management. All statements contained in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these statements as they involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation:
•
the COVID-19 pandemic is adversely affecting the Company, its employees, customers and third-party service providers, and the ultimate extent of the impacts of the pandemic and related government stimulus programs on its business, financial position, results of operations, liquidity and prospects is uncertain. Continued deterioration in general business and economic conditions could adversely affect the Company’s revenues and the values of its assets and liabilities, lead to a tightening of credit and increase stock price volatility;

•
our ability to complete future acquisitions, and to successfully integrate such acquired entities or achieve expected benefits, synergies and/or operating efficiencies within expected time frames or at all;

•
our ability to compete effectively against other financial service providers in our markets;

•
the impact of changes in interest rates or levels of market activity, especially on the fair value of our loan and investment portfolios;

•
deterioration, weaker than expected improvement, or other changes in the state of the economy or the markets in which we conduct business (including the levels of initial public offerings and mergers and acquisitions), which may affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•
changes in credit quality, including the magnitude of individual loan losses, and the effect of credit quality and the current expected credit loss accounting standard on our provision for credit losses and allowance for credit losses;

•
our ability to attract deposits and other sources of funding or liquidity;

•
the need to retain capital for strategic or regulatory reasons;

•
compression of the net interest margin due to changes in the interest rate environment, forward yield curves, loan products offered, spreads on newly originated loans and leases, changes in our asset or liability mix, and/or changes to the cost of deposits and borrowings;

•
uncertainty regarding the future of London inter-bank offered rate (“LIBOR”) and the transition away from LIBOR toward new reference rates by the end of 2021;

•
reduced demand for our services due to strategic or regulatory reasons or reduced demand for our products due to legislative changes such as new rent control laws;

•
our ability to successfully execute on initiatives relating to enhancements of our technology infrastructure, including client-facing systems and applications;

•
legislative or regulatory requirements or changes, including an increase of capital requirements, and increased political and regulatory uncertainty;

•
the impact on our reputation and business from our interactions with business partners, counterparties, service providers and other third parties;

•
higher than anticipated increases in operating expenses;

•
lower than expected dividends paid from the Bank to the holding company;

•
the amount and exact timing of any common stock repurchases will depend upon market conditions and other factors;

•
a deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge;

•
the effectiveness of our risk management framework and quantitative models;

•
the costs and effects of legal, compliance, and regulatory actions, changes and developments, including the impact of adverse judgments or settlements in litigation, the initiation and resolution of regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews;

•
the impact of changes made to tax laws or regulations affecting our business, including the disallowance of tax benefits by tax authorities and/or changes in tax filing jurisdictions or entity classifications; and

•
our success at managing risks involved in the foregoing items and all other risk factors described in our audited consolidated financial statements, and other risk factors described in this prospectus and other documents filed or furnished by PacWest with the SEC.

All forward-looking statements in this prospectus and the documents incorporated by reference herein are based on information available at the time the statement is made. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like PacWest, that file electronically with the SEC. The address of that site is http://www.sec.gov. PacWest’s internet address is https://www.pacwestbancorp.com where we make available, free of charge, all documents that we file with the SEC. The information on these websites is not a part of this document.
In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below and any documents we file with the SEC in the future (File No. 001-36408) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is complete (other than information in such additional documents that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):
•
Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”); and

•
The description of PacWest common stock set forth in PacWest’s registration statement on Form 8-A filed on June 2, 2000 and any amendment or report filed for the purpose of updating any such description, including the form of PacWest common stock certificate filed as an exhibit to the registration statement of which this prospectus is a part.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:
PacWest Bancorp
9701 Wilshire Blvd., Suite 700
Beverly Hills, CA 90212
(310) 887-8500
ABOUT PACWEST BANCORP
PacWest Bancorp, a Delaware corporation, was established in October 1999 and is a bank holding company registered under the Bank Holding Company Act of 1956 with its corporate headquarters located in Beverly Hills, California. Our principal business is to serve as the holding company for our wholly-owned subsidiary, Pacific Western Bank. The Bank offers a broad range of loan and lease and deposit products and services through 70 full-service branches located in California, one branch located in Durham, North Carolina, one branch located in Denver, Colorado, and numerous loan production offices across the country through its Community Banking, National Lending and Venture Banking groups. As of December 31, 2020, we had total assets of $29.5 billion, total loans and leases, net of deferred fees, of $19.1 billion, total deposits of $24.9 billion, and stockholders’ equity of $3.6 billion.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.
SUMMARY OF THE SECURITIES WE MAY OFFER
We may use this prospectus to offer securities in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Common Stock
We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock; Depositary Shares
We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Debt Securities: Senior Debt Securities and Subordinated Debt Securities
We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.
Purchase Contracts
We may issue or sell purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock, depositary shares or other securities. The price for such debt securities, common stock, preferred stock, depositary shares or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contract. We will provide a prospectus supplement that describes whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock, depositary shares or other securities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts, whether the purchase contracts are to be prepaid or not, whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock and any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts.
Warrants
We may sell warrants to purchase our debt securities, common stock, preferred stock, depositary shares or other securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
Rights
We may sell rights to our common stock or other securities that we may offer using this prospectus. We will provide a prospectus supplement that will inform you of the exercise price of the rights and other specific terms of the rights including the steps required to exercise the rights.
Units
We may sell units which will consist of any combination of two or more of the other securities described in this prospectus. We will provide a prospectus supplement which provides the designation and the terms of the units and of any combination of the securities constituting the units, along with whether and under what circumstances those securities may be held or traded separately, any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units and other specific terms of the units.
VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, Los Angeles, California or such other counsel as we may designate from time to time.
EXPERTS
The consolidated financial statements of PacWest Bancorp as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 appearing in PacWest Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for the recognition and measurement of credit losses as of January 1, 2020 due to the adoption of ASU 2016-13, “Financial Instruments- Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.”

PACWEST BANCORP
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Purchase Contracts
Warrants
Rights
Units

PROSPECTUS

March 1, 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an itemized statement of the estimated fees and expenses in connection with the offering of the securities registered hereunder.
	Amount To Be Paid
Registration Statement filing fees		$(1)
Blue Sky fees and expenses		(2)
Printing and engraving expenses		(2)
Trustee, registrar and transfer agent, depositary and warrant agent fees and expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Rating agency fees		(2)
Miscellaneous		(2)
Total	$

(1)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.

(2)
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article 9 of PacWest’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Section 6.4 of PacWest’s Second Amended and Restated Bylaws each provide for indemnification of each officer, director, employee and agent of PacWest to the fullest extent permitted by the law.
Additionally, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article 9 of PacWest’s Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

PacWest maintains director and officer liability insurance coverage for its directors and officers and those of its subsidiaries. This coverage insures such persons against certain losses that may be incurred by them in their respective capacities as directors and officers. PacWest directors and executive officers are each party to an indemnification agreement with PacWest, a form of which is filed with the SEC.
Item 16. Exhibits
The exhibits filed (unless otherwise noted) as a part of this registration statement are set forth in the Exhibit Index below.

EXHIBIT INDEX
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.*
4.1	Certificate of Incorporation, as Amended, of PacWest Bancorp, a Delaware corporation, dated April 22, 2008 (Exhibit 3.1 to Form 8-K filed on May 14, 2008 and incorporated herein by this reference).
4.2	Certificate of Amendment of Certificate of Incorporation of PacWest Bancorp, a Delaware corporation, dated May 14, 2010 (Exhibit 3.1 to Form 8-K filed on May 14 2010 and incorporated herein by this reference).
4.3	Second Amended and Restated Bylaws of PacWest Bancorp, a Delaware corporation, dated October 25, 2019 (Exhibit 3.5 to Form 8-K filed on October 29, 2019 and incorporated herein by this reference).
4.4	Form of Senior Debt Indenture.
4.5	Form of Subordinated Debt Indenture.
4.6	Form of Senior Debt Security (included in Senior Debt Indenture or filed at the time of offering).
4.7	Form of Subordinated Debt Security (included in Subordinated Debt Indenture or filed at the time of offering).
4.8	Form of Purchase Contract.*
4.9	Form of Warrant Agreement.*
4.10	Form of Preferred Stock Designations.*
4.11	Form of Deposit Agreement.*
4.12	Form of Depositary Receipt.*
5.1	Opinion of Sullivan & Cromwell LLP.
8.1	Opinion of Sullivan & Cromwell LLP regarding certain tax matters.*
23.1	Consent of KPMG LLP.
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
23.3	Form T-1 of Trustee for the Senior Debt Indenture.*
23.4	Form T-1 of Trustee for the Subordinated Debt Indenture.*

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities, to the extent applicable.

Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent a no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)
To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beverly Hills, California on March 1, 2021.
PACWEST BANCORP
By:
/s/ Matthew P. Wagner

Matthew P. Wagner
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below appoints Matthew P. Wagner and Natasha R. Luddington, or either of them, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities indicated on March 1, 2021.
Signature	Title
/s/ Matthew P. Wagner Matthew P. Wagner	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ Bart R. Olson Bart R. Olson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Monica L. Sparks Monica L. Sparks	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ John M. Eggemeyer III John M. Eggemeyer III	Chairman of the Board and Director
/s/ Tanya M. Acker Tanya M. Acker	Director
/s/ Paul R. Burke Paul R. Burke	Director
/s/ Craig A. Carlson Craig A. Carlson	Director
/s/ C. William Hosler C. William Hosler	Director

Signature	Title
/s/ Susan E. Lester Susan E. Lester	Director
/s/ Arnold W. Messer Arnold W. Messer	Director
/s/ Roger H. Molvar Roger H. Molvar	Director
/s/ James J. Pieczynski James J. Pieczynski	Director
/s/ Daniel B. Platt Daniel B. Platt	Director
/s/ Robert A. Stine Robert A. Stine	Director
/s/ Paul W. Taylor Paul W. Taylor	Director
/s/ Mark T. Yung Mark T. Yung	Director